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                                                        Exhibit 99.1

                        COMPANY CONTACT:   Vion Pharmaceuticals, Inc.
                                           Steven H. Koehler, CFO
                                           (203) 498-4210 ph
     FINANCIAL COMMUNICATIONS CONTACT:     Weber Shandwick Worldwide
                                           Alison Ziegler/Julie Tu (investors)
                                           (212) 445-8400 ph
                                           Rubenstein Associates
                                           Robin Wagge (media)
                                           (212) 843-8006 ph

VION REPORTS 2001 YEAR-END AND FOURTH QUARTER FINANCIAL RESULTS

NEW HAVEN, CT, February 5, 2002 - VION PHARMACEUTICALS, INC. (NASDAQ NM: VION) today announced year-end and fourth quarter results for the period ended December 31, 2001.

The Company reported a loss applicable to common shareholders of $13.8 million, or $0.51 per share, for the year ended December 31, 2001, compared with a loss of $15.4 million, or $0.64 per share, for 2000. Weighted average common shares outstanding were 27.2 million and 24.1 million for the respective years. Total operating expenses for 2001 were $15.7 million as compared to $17.1 million for 2000.

For the three-month period ended December 31, 2001, the loss applicable to common shareholders was $3.2 million, or $0.11 per share, compared with a loss of $5.7 million, or $0.22 per share, for the same period in 2000. Total operating expenses for the fourth quarter of 2001 were $3.5 million versus $6.2 million for the comparable 2000 period.

Alan Kessman, Vion President and CEO commented, "Our 2001 financial results released today indicate the success of our concerted efforts to effectively and efficiently manage our cash resources while continuing to make progress in our clinical trial programs.

"We are pleased that a Phase I clinical trial of Vion's first armed vector, TAPET'r'-CD, has been initiated. Administered directly into tumors, TAPET-CD is intended for patients with advanced or metastatic solid tumors no longer responsive to standard treatments. We continue to focus on the accrual of patients into the U.S. trials and a European study of the unarmed vector administered intravenously over four hours.

"It is gratifying to see that exciting preclinical results of experiments combining systemic bacterial administration with chemotherapy are being published independently, for example in a recently published article from Johns Hopkins University in the Proceedings of the National Academy of Sciences," Mr. Kessman added.

"For Triapine'r', six clinical trials are currently open and accruing patients, including two studies in advanced chronic and acute leukemias, three Phase I combination trials with cisplatin, cisplatin/paclitaxel and gemcitabine, respectively, and a Phase II study in breast cancer. Three additional Phase II studies of Triapine in solid tumors are slated to begin in the first half of 2002. For the sulfonyl hydrazine prodrug VNP40101M, the Phase I clinical trial is progressing on schedule. To date, VNP40101M has been well-tolerated through six dose levels, and we are proceeding with plans to activate a separate Phase I trial in hematologic malignancies and a weekly multiple dose Phase I trial for patients with solid tumors," said Mr. Kessman.

Vion Pharmaceuticals, Inc. is a biotechnology company developing novel agents for the treatment of cancer. Vion's portfolio of agents includes TAPET'r', a modified Salmonella vector used to deliver anticancer agents directly to tumors, currently in Phase I trials; Triapine'r', a potent inhibitor of a key step in DNA synthesis and repair, currently in Phase I combination studies and Phase II single agent trials; and VNP40101M, a unique DNA alkylating agent currently in Phase I clinical trials. For additional information on Vion and its research and product development programs, visit www.vionpharm.com.







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Statements included in this press release which are not historical in nature are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the company's future business prospects, plans, objectives, expectations and intentions, including with respect to the use of proceeds, are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those projected or suggested in the forward-looking statements, including, but not limited to those contained in Vion Pharmaceuticals' Registration Statement on Form S-3 (file no. 333-58206) including the inability to raise additional capital, the possibility that any or all of the company's products or procedures are found to be ineffective or unsafe, the possibility that third parties hold proprietary rights that preclude the company from developing or marketing its products, the possibility that third parties will market a product equivalent or superior to the company's product candidates and the possibility that preclinical results may not be indicative of results in human clinical trials and that results achieved in early clinical trials are not necessarily indicative of the results that will be achieved in subsequent or expanded clinical trials. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



                         --Financial Statements Follow--







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--------------------------------------------------------------------------------
                           VION PHARMACEUTICALS, Inc.
                          (A Development Stage Company)

                       CONDENSED STATEMENTS OF OPERATIONS

                                                                Three Months Ended                Year Ended
                                                                   December 31,                  December 31,
(In thousands, except per share data)                           2001           2000           2001          2000
----------------------------------------------------------------------------------------------------------------------
                                                                      (Unaudited)
Revenues:
     Contract research grants                                         $55           $158           $481          $787
     Technology license fees                                           48              3            169            78
     Laboratory support services                                       --             --             --            82
                                                           -----------------------------------------------------------
         Total revenues                                               103            161            650           947

Operating expenses:
     Research and development                                       1,698          2,971          8,638         9,568
     Clinical trials                                                1,204          1,549          3,891         3,259
                                                           -----------------------------------------------------------
         Total research and development                             2,902          4,520         12,529        12,827
     General and administrative                                       566          1,644          3,135         4,251
                                                           -----------------------------------------------------------
        Total operating expenses                                    3,468          6,164         15,664        17,078
                                                           -----------------------------------------------------------

Interest income                                                      (209)          (337)        (1,204)       (1,341)
Interest expense                                                       --              3             --            13
                                                           -----------------------------------------------------------
        Net loss                                                   (3,156)        (5,669)       (13,810)      (14,803)

Preferred stock dividends and accretion                                --            (5)             --          (606)
                                                           -----------------------------------------------------------

Loss applicable to common shareholders                            ($3,156)       ($5,674)      ($13,810)     ($15,409)
                                                           ===========================================================
Basic and diluted loss applicable
    to common shareholders per share                               ($0.11)        ($0.22)        ($0.51)       ($0.64)
                                                           ===========================================================

Weighted-average number of shares
    of common stock outstanding                                    28,857         26,152         27,212        24,089
                                                           ===========================================================

                          CONDENSED BALANCE SHEET DATA

                                                                          Dec. 31, 2001                Dec. 31, 2000
----------------------------------------------------------------------------------------------------------------------
                                                                                         (In thousands)
Cash, cash equivalents and short-term investments                                 $22,644                     $24,357
Total assets                                                                       23,601                      25,660
Total liabilities                                                                   2,503                       3,003
Shareholders' equity                                                               21,098                      22,657
----------------------------------------------------------------------------------------------------------------------

                                                        ###